Exhibit 99.1

NETSCOUT Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

Delivers Solid Fiscal Year 2022 Performance on Multiple Objectives

WESTFORD, Mass.--(BUSINESS WIRE)--May 5, 2022--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of cybersecurity, service assurance, and business analytics solutions, today announced financial results for its fourth quarter and full fiscal year ended March 31, 2022.

“We exceeded our top and bottom-line objectives for our fourth quarter and delivered a solid performance in fiscal year 2022 on multiple fronts,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Our new ‘NETSCOUT without Borders’ strategy helped increase our existing customer business, forge new customer relationships, and advance our cybersecurity agenda. As a result, we grew product and total revenues, enhanced margins, increased EPS, and generated strong free cash flow in fiscal year 2022. On behalf of NETSCOUT, I would like to thank our employees, customers, and other stakeholders who contributed to our success in the period.

“For fiscal year 2023, we remain committed to further extending our revenue growth. At the same time, we also aim to further improve our diluted EPS performance and generate solid free cash flow. We expect several long-term technology trends, including the evolving cybersecurity threat landscape, digital transformation through cloud migration, and the advancement of 5G networks, to produce lasting tailwinds for NETSCOUT. As ‘Guardians of the Connected World,’ we remain well-positioned to help our customers navigate these changes and thrive in today’s dynamic digital landscape.

“Given our prospects, our Board of Directors has authorized the use of an accelerated share repurchase vehicle to repurchase up to $150 million of our common stock. We plan to fund this program using a portion of our cash balance and to initiate this transaction in our first quarter of fiscal year 2023. We anticipate that this transaction will utilize the majority of the remaining capacity on our previously announced 25 million share repurchase program. Accordingly, our Board also has authorized a new share repurchase program allowing for the repurchase of an additional 25 million shares of our common stock with no definitive time frame for execution,” concluded Singhal.

Q4 FY22 Financial Results

Total revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2022 was $191.2 million, compared with $213.4 million (GAAP and non-GAAP) in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2022 was $82.1 million, which was approximately 43% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $99.1 million in the fourth quarter of fiscal year 2021, which was approximately 46% of total revenue in the period. As of March 31, 2022, NETSCOUT had a product backlog consisting of unshipped orders of approximately $50 million, which excludes radio frequency propagation modeling orders of approximately $60 million. This compares with approximately $19 million of unshipped orders and $9 million of radio frequency propagation modeling orders as of March 31, 2021.

Service revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2022 was $109.1 million, or approximately 57% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $114.3 million for the fourth quarter of fiscal year 2021, which was approximately 54% of total revenue for the period.

NETSCOUT’s loss from operations (GAAP) was $7.2 million in the fourth quarter of fiscal year 2022, compared with income from operations (GAAP) of $16.1 million in the fourth quarter of fiscal year 2021. Non-GAAP EBITDA from operations in the fourth quarter of fiscal year 2022 was $29.2 million, or 15.3% of non-GAAP quarterly revenue. This compares to $53.9 million in non-GAAP EBITDA from operations, or 25.3% of non-GAAP quarterly revenue, in the fourth quarter of fiscal year 2021. The Company’s operating margin (GAAP) was negative 3.8% in the fourth quarter of fiscal year 2022, versus 7.5% in the same period of the prior fiscal year. Non-GAAP income from operations in the fourth quarter of fiscal year 2022 was $23.7 million with a non-GAAP operating margin of 12.4%. This compares to non-GAAP income from operations of $47.8 million and a non-GAAP operating margin of 22.4% in the fourth quarter of fiscal year 2021.

Net loss (GAAP) for the fourth quarter of fiscal year 2022 was $7.3 million, or $0.10 per share (diluted), versus net income (GAAP) of $11.4 million, or $0.15 per share (diluted), for the fourth quarter of fiscal year 2021. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2022 was $21.6 million, or $0.29 per share (diluted), which compares with $36.5 million, or $0.49 per share (diluted), for the fourth quarter of fiscal year 2021.

As of March 31, 2022, cash, cash equivalents, and short and long-term marketable securities were $703.2 million, compared with $553.5 million as of December 31, 2021, and $476.5 million as of March 31, 2021. NETSCOUT did not repurchase any shares of its common stock through its repurchase programs during the fourth quarter of fiscal year 2022. As of March 31, 2022, NETSCOUT had $350.0 million outstanding on its $800 million revolving credit facility, which will expire in July 2026.

Full Year FY22 Financial Results

  For fiscal year 2022, total revenue (GAAP and non-GAAP) was $855.6 million versus total revenue (GAAP and non-GAAP) of $831.3 million in fiscal year 2021. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.
  Product revenue (GAAP and non-GAAP) in fiscal year 2022 was $410.1 million, compared with $377.7 million in fiscal year 2021.
  Total service revenue (GAAP and non-GAAP) in fiscal year 2022 was $445.5 million versus $453.6 million in fiscal year 2021.
  NETSCOUT’s income from operations (GAAP) in fiscal year 2022 was $49.7 million, compared with $37.1 million for fiscal year 2021. The Company’s operating margin (GAAP) in fiscal year 2022 was 5.8% versus 4.5% in fiscal year 2021. In fiscal year 2022, the Company’s non-GAAP EBITDA from operations was $202.4 million, or 23.7% of non-GAAP total revenue, versus $198.2 million, or 23.8% of non-GAAP total revenue, for fiscal year 2021. The Company’s non-GAAP income from operations for fiscal year 2022 was $180.0 million with a non-GAAP operating margin of 21.0%, compared with non-GAAP income from operations of $172.8 million and a non-GAAP operating margin of 20.8% for fiscal year 2021.
  NETSCOUT’s net income (GAAP) for fiscal year 2022 was $37.0 million, or $0.49 per share (diluted), versus net income of $19.4 million, or $0.26 per share (diluted), in fiscal year 2021. Non-GAAP net income in fiscal year 2022 was $138.4 million, or $1.84 per share (diluted), versus $125.8 million, or $1.70 per share (diluted), in fiscal year 2021.
  NETSCOUT repurchased approximately 1.3 million shares of its common stock at an average price of $26.79 per share for a total of approximately $35.7 million during fiscal year 2022.

Financial Outlook

The Company’s financial outlook for fiscal year 2023 is as follows:

  Revenue (GAAP and non-GAAP) is expected to be in the range of $895 million to $925 million. This implies mid-to-high single-digit revenue growth year over year.
  GAAP net income per share (diluted) is expected to be in the range of $0.63 to $0.69. Non-GAAP net income per share (diluted) is expected to be in the range of $1.97 to $2.03.
  The Company plans to repay up to $150 million of its outstanding debt balance under its revolving credit facility (Debt Repayment) during its first quarter of fiscal year 2023 using a portion of its cash balance. The full execution of the Debt Repayment by the Company would reduce its outstanding debt balance under its revolving credit facility to $200 million at the time of repayment.
  This outlook takes into consideration the estimated net impact of the Company’s anticipated $150 million accelerated share repurchase program that it plans to initiate in its first quarter of fiscal year 2023, which will be partially offset by the impact of normal stock compensation dilution. It also includes the Company’s plan to repay up to $150 million of outstanding debt under its revolving credit facility during its first fiscal quarter of fiscal year 2023.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the financial tables below.

New Share Repurchase Authorization

On May 3, 2022, NETSCOUT’s Board of Directors authorized a new share repurchase program allowing for the repurchase of 25 million shares of the Company’s common stock with no definitive time for execution. This new authorization is incremental to the Company’s current share repurchase authorization, which allows for the repurchase of 25 million shares of the Company’s common stock in total and has a remaining repurchase capacity of approximately 5.8 million shares as of today.

Accelerated Share Repurchase Agreement

NETSCOUT plans to enter into an accelerated share repurchase (ASR) agreement in its first quarter of fiscal year 2023 to repurchase up to $150 million of the Company’s common stock. The Company plans to fund the ASR using a portion of its cash balance. The Company also plans to utilize the majority of the remaining repurchase capacity of 5.8 million shares on its existing 25 million share repurchase plan, as described above, to initiate the ASR in the first quarter of its fiscal year 2023.

Recent Developments and Highlights

  In late-April 2022, NETSCOUT held its annual Technology and User summit, ENGAGE 2022, in person in Orlando, Florida. At ENGAGE 2022, the Company showcased its cybersecurity and service assurance capabilities, and the conference was a successful combination of presentations, panel discussions, demonstrations, and hands-on trainings.
  In April 2022, NETSCOUT announced that on April 21, 2022, a jury in the United States District Court for the Eastern District of Texas returned a verdict of non-infringement in favor of NETSCOUT against patent assertion entity Longhorn HD, LLC.
  In March 2022, NETSCOUT announced the findings from its bi-annual Threat Intelligence Report. The report highlighted that cybercriminals launched approximately 4.4 million Distributed Denial of Service (DDoS) attacks in the second half of 2021, bringing the total number of DDoS attacks in 2021 to 9.75 million. While this data on total DDoS attacks represents a 3% decrease from the record number set during the height of the pandemic, it remains 14% above pre-pandemic levels. The report also details the established high-powered botnet armies as well as the rebalancing in scale between volumetric and direct-path (non-spoofed) attacks. Both factors detail how attackers have adopted more sophisticated operating procedures while adding new tactics, techniques, and methods to their arsenals.
  In February 2022, NETSCOUT announced the availability of its nGeniusEDGE Server. As a comprehensive plug-and-play solution, the nGenius EDGE Server provides customers with the visibility and insights they need to ensure a high-quality end-user experience regardless of where employees work. By bringing together the views and analysis of nGeniusONE® and the synthetic testing of nGeniusPULSE nPoint, the nGeniusEDGE Server provides an easy-to-deploy solution for a faster way to identify and resolve performance issues impacting end-users and warns IT teams of problems to be addressed before these problems can disrupt business.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its fourth-quarter fiscal year 2022 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ422. A replay of the call will be available after 12:00 p.m. ET on May 5, 2022, for approximately one week. The number for the replay is (800) 688-7036 for U.S./Canada callers and (402) 220-1346 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT’s press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt and change in fair value of contingent consideration, net of related income tax effects. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding the Company’s future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s outlook for fiscal year 2023, which includes remaining committed to further extending its revenue growth, while at the same time, aiming to further improve its diluted EPS performance and generate solid free cash flow, as well as statements such as, NETSCOUT expects that several long-term technology trends, including the evolving cybersecurity threat landscape, digital transformation through cloud migration, and the advancement of 5G networks, will produce lasting tailwinds for NETSCOUT, and that as “Guardian of the Connected World,” that NETSCOUT remains well-positioned to help its customers navigate these changes and thrive in today’s dynamic digital landscape, that NETSCOUT plans to initiate an accelerated share repurchase program utilizing part of its cash balance for up to $150 million which it anticipates will utilize the majority of the remaining shares available under the previously disclosed 25 million share repurchase, and that it repay up to $150 million of its outstanding revolving credit facility debt using part of its cash balance in its first quarter of fiscal year 2023, and statements regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, COVID-19 related impacts, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. The Company undertakes no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2022 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenue:
Product	$82,132	$99,084	$410,121	$377,721
Service	109,059	114,305	445,454	453,561
Total revenue	191,191	213,389	855,575	831,282

Cost of revenue:
Product	16,887	23,573	90,730	95,965
Service	30,775	31,369	123,456	126,132
Total cost of revenue	47,662	54,942	214,186	222,097

Gross profit	143,529	158,447	641,389	609,185

Operating expenses:
Research and development	42,191	43,558	171,131	179,163
Sales and marketing	67,000	62,062	264,191	242,730
General and administrative	26,711	21,525	96,592	88,969
Amortization of acquired intangible assets	14,846	15,234	59,741	61,131
Restructuring charges	-	-	-	62

Total operating expenses	150,748	142,379	591,655	572,055

Income (loss) from operations	(7,219)	16,068	49,734	37,130
Interest and other expense, net	(1,163)	(3,069)	(5,742)	(14,826)

Income (loss) before income tax expense (benefit)	(8,382)	12,999	43,992	22,304
Income tax expense (benefit)	(1,076)	1,562	7,018	2,952
Net income (loss)	$(7,306)	$11,437	$36,974	$19,352

Basic net income (loss) per share	$(0.10)	$0.16	$0.50	$0.26
Diluted net income (loss) per share	$(0.10)	$0.15	$0.49	$0.26
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	73,932	73,557	74,019	73,103
Net income (loss) per share - diluted	73,932	74,766	75,084	73,822

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2022	2021
Assets
Current assets:
Cash, cash equivalents and marketable securities	$703,198	$476,453
Accounts receivable and unbilled costs, net	148,245	197,717
Inventories	28,220	22,813
Prepaid expenses and other current assets	42,276	25,489

Total current assets	921,939	722,472

Fixed assets, net	41,337	48,474
Goodwill and intangible assets, net	2,156,575	2,229,420
Operating lease right-of-use assets	54,996	61,512
Other assets	19,862	23,160

Total assets	$3,194,709	$3,085,038

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,959	$17,964
Accrued compensation	75,788	83,057
Accrued other	35,317	28,152
Current portion of operating lease liabilities	11,411	12,354
Deferred revenue and customer deposits	330,585	269,748

Total current liabilities	475,060	411,275

Other long-term liabilities	7,470	21,641
Deferred tax liability	78,899	92,287
Accrued long-term retirement benefits	34,737	39,479
Long-term deferred revenue	133,121	103,310
Operating lease liabilities, net of current portion	53,927	61,267
Long-term debt	350,000	350,000

Total liabilities	1,133,214	1,079,259

Stockholders’ equity:
Common stock	126	124
Additional paid-in capital	3,023,403	2,955,400
Accumulated other comprehensive income (loss)	141	(1,940)
Treasury stock, at cost	(1,373,840)	(1,322,496)
Retained earnings	411,665	374,691

Total stockholders’ equity	2,061,495	2,005,779

Total liabilities and stockholders’ equity	$3,194,709	$3,085,038

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2022	2021	2021	2022	2021

Revenue (GAAP)	$191,191	$213,389	$262,194	$855,575	$831,282
Service deferred revenue fair value adjustment	-	1	-	-	6
Non-GAAP Revenue	$191,191	$213,390	$262,194	$855,575	$831,288

Gross Profit (GAAP)	$143,529	$158,447	$201,724	$641,389	$609,185
Service deferred revenue fair value adjustment	-	1	-	-	6
Share-based compensation expense (1)	1,411	1,493	1,516	7,042	6,861
Amortization of acquired intangible assets (2)	3,331	4,782	3,342	13,385	19,058
Acquisition related depreciation expense (5)	6	6	6	24	23
Non-GAAP Gross Profit	$148,277	$164,729	$206,588	$661,840	$635,133

Income (Loss) from Operations (GAAP)	$(7,219)	$16,068	$55,455	$49,734	$37,130
Service deferred revenue fair value adjustment	-	1	-	-	6
Share-based compensation expense (1)	12,693	11,543	12,681	56,074	51,892
Amortization of acquired intangible assets (2)	18,177	20,016	18,261	73,126	80,189
Business development and integration expense (3)	-	(14)	-	(5)	2
Compensation for post-combination services (4)	-	61	-	2	251
Restructuring charges	-	-	-	-	62
Acquisition related depreciation expense (5)	65	60	65	254	242
Transitional service agreement expense (6)	-	57	697	814	215
Legal judgments expense (7)	-	-	-	-	2,804
Non-GAAP Income from Operations	$23,716	$47,792	$87,159	$179,999	$172,793

Net Income (Loss) (GAAP)	$(7,306)	$11,437	$47,725	$36,974	$19,352
Service deferred revenue fair value adjustment	-	1	-	-	6
Share-based compensation expense (1)	12,693	11,543	12,681	56,074	51,892
Amortization of acquired intangible assets (2)	18,177	20,016	18,261	73,126	80,189
Business development and integration expense (3)	-	(14)	-	(5)	2
Compensation for post-combination services (4)	-	61	-	2	251
Restructuring charges	-	-	-	-	62
Acquisition related depreciation expense (5)	65	60	65	254	242
Legal judgments expense (7)	-	-	-	-	2,804
Loss on extinguishment of debt (8)	-	-	-	596	-
Change in fair value of contingent consideration (9)	-	-	(837)	(837)	-
Income tax adjustments (10)	(1,994)	(6,619)	(11,398)	(27,796)	(28,977)
Non-GAAP Net Income	$21,635	$36,485	$66,497	$138,388	$125,823

Diluted Net Income (Loss) Per Share (GAAP)	$(0.10)	$0.15	$0.64	$0.49	$0.26
Share impact of non-GAAP adjustments identified above	0.39	0.34	0.25	1.35	1.44
Non-GAAP Diluted Net Income Per Share	$0.29	$0.49	$0.89	$1.84	$1.70

Shares used in computing non-GAAP diluted net income per share	75,427	74,766	74,899	75,084	73,822

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		March 31,		December 31,	March 31,
		2022	2021	2021	2022	2021

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$213	$201	$214	$1,022	$1,038
	Cost of service revenue	1,198	1,292	1,302	6,020	5,823
	Research and development	3,215	3,560	3,297	15,505	16,138
	Sales and marketing	4,301	3,726	4,727	19,684	17,328
	General and administrative	3,766	2,764	3,141	13,843	11,565
	Total share-based compensation expense	$12,693	$11,543	$12,681	$56,074	$51,892

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$3,331	$4,782	$3,342	$13,385	$19,058
	Operating expenses	14,846	15,234	14,919	59,741	61,131
	Total amortization expense	$18,177	$20,016	$18,261	$73,126	$80,189

(3)	Business development and integration expense included in these amounts is as follows:
	General and administrative	$-	$(14)	$-	$(5)	$2
	Total business development and integration expense	$-	$(14)	$-	$(5)	$2

(4)	Compensation for post-combination services included in these amounts is as follows:
	Research and development	$-	$59	$-	$2	$246
	Sales and marketing	-	2	-	-	5
	Total compensation for post-combination services	$-	$61	$-	$2	$251

(5)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$3	$4	$4	$14	$14
	Cost of service revenue	3	2	2	10	9
	Research and development	46	42	45	178	169
	Sales and marketing	9	8	9	35	34
	General and administrative	4	4	5	17	16
	Total acquisition related depreciation expense	$65	$60	$65	$254	$242

(6)	Transitional service agreement (income) expense included in these amounts is as follows:
	Research and development	$-	$7	$77	$90	$24
	Sales and marketing	-	8	111	130	34
	General and administrative	-	42	509	594	157
	Other (income) expense, net	-	(57)	(697)	(814)	(215)
	Total transitional service agreement (income) expense	$-	$-	$-	$-	$-

(7)	Legal judgments expense included in this amount is as follows:
	General and administrative	$-	$-	$-	$-	$2,804
	Total legal judgments expense	$-	$-	$-	$-	$2,804

(8)	Loss on extinguishment of debt included in this amount is as follows:
	Interest and other (income) expense, net	$-	$-	$-	$596	$-
	Total loss on extinguishment of debt	$-	$-	$-	$596	$-

(9)	Change in fair value of contingent consideration included in this amount is as follows:
	Interest and other (income) expense, net	$-	$-	$(837)	$(837)	$-
	Total change in fair value of contingent consideration	$-	$-	$(837)	$(837)	$-

(10)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(1,994)	$(6,619)	$(11,398)	$(27,796)	$(28,977)
	Total income tax adjustments	$(1,994)	$(6,619)	$(11,398)	$(27,796)	$(28,977)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2022	2021	2021	2022	2021

Income (Loss) from operations (GAAP)	$(7,219)	$16,068	$55,455	$49,734	$37,130
Previous adjustments to determine non-GAAP income from operations	30,935	31,724	31,704	130,265	135,663
Non-GAAP Income from operations	23,716	47,792	87,159	179,999	172,793

Depreciation excluding acquisition related	5,495	6,114	5,475	22,404	25,397

Non-GAAP EBITDA from operations	$29,211	$53,906	$92,634	$202,403	$198,190

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'22	FY'23
GAAP & Non-GAAP revenue	$855.6	~$895 million to ~$925 million

	FY'22	FY'23
GAAP net income	$37.0	~$47 million to ~$51 million
Amortization of intangible assets	$73.1	~$66 million to ~$67 million
Share-based compensation expenses	$56.1	~$59 million to ~$60 million
Business development & integration expenses*	$(0.6)	Less than $1 million
Interest Exp - Loss on Debt Extinguishment	$0.6	-
Total adjustments	$129.2	~$125 million to ~$126 million
Related impact of adjustments on income tax	$(27.8)	(~$27 million to ~$28 million)
Non-GAAP net income	$138.4	~$145 million to ~$149 million

GAAP net income per share (diluted)	$0.49	~$0.63 to ~$0.69
Non-GAAP net income per share (diluted)	$1.84	~$1.97 to ~$2.03

Average weighted shares outstanding (diluted GAAP)	75.1	~73 million to ~74 million
Average weighted shares outstanding (diluted Non-GAAP)	75.1	~73 million to ~74 million
*Business development & integration expenses include compensation for post-combination services, acquisition-related depreciation expense and change in fair value of contingent consideration
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com